UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                   June 11, 2014

NATIONAL AUTOMATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53755	26-1639141
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8965 S Eastern Ave. Ste 120E, Las Vegas, NV 89123

(Address of principal executive offices) (zip code)

(877) 871-6400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed by National Automation Services, Inc. (the “Company”) to, among other things, (i) amend the audit report (the “Audit Report”) of the consolidated financial statements of JD Field Services, Inc. (“JD”) for the years ended December 31, 2013 and 2012 (the “JD Financial Statements”) included in the Company’s Current Report on 8-K filed with the SEC on June 11, 2014 (the “Original Form 8-K”) to remove the scope limitation language that qualified the Audit Report, (ii) restate the JD Financial Statements included in the Original Form 8-K, and (iii) restate the consolidated pro-forma financial statements of the Company for the year ended December 31, 2013 included in the Original Form 8-K.

Subsequent to the issuance of the JD Financial Statements included in the Original Form 8-K, the Company determined that certain adjustments were required to be made for errors in the JD Financial Statements. These changes related to the scope limitations noted in the Audit Report in which JD was unable to obtain documentation of property and equipment acquired through a purchase in 2011 in exchange for common stock. The restated JD Financial Statements included in this Amendment No. 1 provide for appropriate valuation of equity as of December 31, 2013 and 2012.

The restatement of the financial statements included in the Original Form 8-K does not result in adjustments to the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC subsequent to the Company’s acquisition of JD.

This Amendment No. 1 amends and restates the Original Form 8-K in its entirety for the sake of completeness.

On December 11, 2014, the Company effected a reverse split at a ratio of 1-for-200. All share numbers included in this Amendment No. 1 give retroactive effect to the reverse split.

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Item 2.01.	Completion of Acquisition or Disposition of Assets

As reported in the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2014, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) dated as of February 24, 2014 with the owners of JD, Jason Jensen and David Gurr (collectively, the “Sellers”). Pursuant to the Purchase Agreement, the Sellers agreed to transfer 100% of the shareholder interest in JD to the Company. In consideration, the Company agreed as follows: (i) to pay all outstanding debt of JD, subject to certain conditions set forth in the Purchase Agreement, (ii) subsequent to payment of JD’s debt and a planned recapitalization, issue to the Sellers an aggregate of 12% of the Company’s outstanding shares, and (iii) in lieu of issuance of the aforesaid shares at closing, provide to Sellers a power of attorney representing voting rights and control over approximately 30% of the Company’s common stock and holding in reserve 1,350,000 shares of the Company’s common stock. The Purchase Agreement also provided that the Sellers agreed to pay any broker's commission associated with the purchase of Sellers' interests and that if any broker's commissions remain unpaid when the Company meets certain of the above conditions, the broker's commission will be paid by the Company as being included in the JD debt. The Purchase Agreement provided that the consummation of the transactions contemplated in the Purchase Agreement was contingent upon the Company completing a secondary equity offering of its shares to raise sufficient funds to pay all JD’s indebtedness and further provided that the Sellers could rescind the Purchase Agreement if within 180 days after the entry into the Agreement, the payment of JD’s debts is not paid in full. If the contingencies above were met, the Purchase Agreement provided that if the Company’s common stock was listed on a national stock exchange, then the Sellers agreed to relinquish to the Company the power of attorney in exchange for the issuance of 12% of the Company’s outstanding shares. The closing of the transfer of ownership of JD to the Company was deemed effective February 28, 2014.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2014, the Company entered into an Addendum to Purchase and Sale Agreement (the “Addendum”) with the Sellers to make the following amendments to the Purchase Agreement: (i) remove the 180-day rescission provision should the Company not be able to achieve the contingencies provided for in the Purchase Agreement, (ii) provide that the Company shall, at a reasonable time after closing, pay or assume all outstanding debt of JD, and payment on debt held by JD where the Sellers have executed personal guarantees shall be given priority over other non-priority debts, and payments on such personally guaranteed debt will be accelerated if the Company or JD profits are sufficient to do so, (iii) provide that each Seller shall be issued 295,000 shares of the Company’s common stock, (iv) provide to the Sellers a power of attorney representing voting rights and control over approximately 18% of the Company’s common stock holding in reserve, 760,000 shares of the Company’s common stock, such power of attorney to be relinquished upon payment or assumption of the JD’s debt and (v) the Company shall pay any broker's commission associated with the purchase of JD interests, up to $500,000.

The foregoing is a summary of certain terms set forth in the Purchase Agreement and Addendum. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Addendum to Purchase Agreement, copies of which are filed as exhibits hereto.

Item 9.01	Financial Statements and Exhibits

Exh. No.	Description

10.1	Purchase and Sale Agreement between National Automation Services, Inc. and Jason Jensen and David Gurr dated February 24, 2014, filed as an exhibit to the Current Report on Form 8-K filed on February 25, 2014.

10.2	Addendum to Purchase and Sale Agreement between National Automation Services, Inc. and Jason Jensen and David Gurr dated as of March 21, 2014, filed as an exhibit to the Current Report on Form 8-K filed on March 26, 2014.

99.1	Restated Audited Financial Statements of JD Field Services, Inc. for the years ended December 31, 2013 and December 31, 2012.

99.2	Pro Forma Financial Statements for the year ended December 31, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2015
National Automation Services, Inc.

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer

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